Exhibit 5.1





                                                                August 16, 2001



Fisher Scientific International Inc.
One Liberty Lane
Hampton, New Hampshire 03842

                           Re:  Registration Statement on Form S-8 of
                                Fisher Scientific International Inc.

Ladies and Gentlemen:

                  We have acted as special counsel to Fisher Scientific Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to an aggregate of 8,000,000 shares (the "Shares") of common stock, par value $.01 (the "Common Stock"), of the Company pursuant to the 2001 Equity and Incentive Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8, relating to the Shares, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on August 17, 2001 (together with all exhibits thereto, the "Registration Statement"), (ii) the Plan, (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the By-Laws of the Company, as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan, the issuance of the shares and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below we have assumed that all shares will be issued upon exercised of options pursuant to option agreements ("Option Agreements") duly authorized by the compensation committee of the Board of Directors of the Company and the exercise price of such options shall be paid in such form and is such manner as such compensation committee shall determine and shall not be less than the par value of the Common Stock.

                  Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction, other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued, delivered and paid for pursuant to the terms of the Option Agreements and the Plan, and certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP